Exhibit 99.1

SANUWAVE Health Announces Preliminary Revenue Results for the Second Quarter Ended June 30, 2023

SANUWAVE Health, Inc.
July 17, 2023

SANUWAVE is pleased to announce preliminary revenues of $4.5 million to $4.7 million for Q2 ended June 30, 2023

Results indicate 16-21% growth rate over
Q2 2022, consistent with guidance provided in the Q1 2023 earnings release.

EDEN PRAIRIE, MN, July 17, 2023 (GLOBE NEWSWIRE) -- via NewMediaWire – SANUWAVE Health, Inc. (the "Company" or "SANUWAVE”) (OTCQB: SNWV), a leading provider of next-generation FDA-approved wound care products, today announced that revenues for the second quarter of 2023 (ending June 30) are expected to be in the range of $4.5 to $4.7 million, which is consistent with guidance provided in the Q1 2023 earnings release.

“Despite ongoing production constraints discussed on the last earnings call, we are pleased to have been able to achieve our revenue growth guidance previously announced for Q2 and look forward to being able to accelerate our growth rate in coming quarters,” said Morgan Frank, CEO.  “The Company plans to release its full quarterly numbers for Q2 in mid-August, and we look forward to speaking with you then to give you a more complete update on our quarterly performance and our future plans.”

The preliminary revenue results described herein are based on management’s initial analysis for the second quarter ended June 30, 2023 and may be subject to adjustments based on the Company’s completion of its quarter-end financial close process.

About SANUWAVE

SANUWAVE Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

SANUWAVE’s end-to-end wound care portfolio of regenerative medicine products and product candidates help restore the body’s normal healing processes. SANUWAVE applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

Contact: investors@sanuwave.com